Exhibit 10.1

INCREMENTAL REVOLVING LOAN AMENDMENT TO CREDIT AGREEMENT

    THIS INCREMENTAL REVOLVING LOAN AMENDMENT TO CREDIT AGREEMENT, dated and effective as of May 27, 2022 (this “Amendment”), is among THE ANDERSONS, INC., an Ohio corporation (the “Borrower”), U.S. BANK NATIONAL ASSOCIATION, in its capacity as the administrative agent (in such capacity, the “Administrative Agent”), each of the Guarantors party hereto and each of the Lenders party hereto.

Recitals:

A.The Borrower, the lenders party thereto (the “Lenders”) and the Administrative Agent have entered into that certain Credit Agreement dated as of January 11, 2019 (as has been amended prior to the date hereof, the “Existing Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Existing Credit Agreement, as modified by the terms hereof (the “Credit Agreement”).
B.The Guarantors and the Administrative Agent have entered into that certain Guaranty dated as of January 11, 2019 (as has been amended prior to the date hereof, the “Guaranty”).
C.The Borrower, the Guarantors, the Administrative Agent and certain Lenders previously entered into certain incremental term loan amendments to the Existing Credit Agreement, pursuant to which such Lenders extended certain delayed draw term loan commitments to the Borrower.
D.The Borrower has advised the Administrative Agent and the Lenders that it desires to terminate such delayed draw commitments and replace them with revolving loan commitments pursuant to the terms set forth herein.
E.Subject to the terms and conditions set forth below, the Administrative Agent, the LC Issuer and the Lenders party hereto have agreed to the foregoing pursuant to the terms and conditions set forth herein.
    In furtherance of the foregoing, the parties agree as follows:

    Section 1.    Amendments to Existing Credit Agreement. Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Existing Credit Agreement is hereby amended by amending the provisions of the Existing Credit Agreement that were amended by Amendment No. 2, applied mutatis mutandis with respect to the May 2022 Incremental Revolving Loan Commitments (as defined below) as needed to give effect to the following. This Amendment constitutes an Incremental Revolving Loan Amendment. For the avoidance of doubt, the May 2022 Incremental Revolving Loan Commitments constitute separate and independent Commitments of each relevant Lender and not increases of the existing Revolving Commitments under Section 2.25 of the Credit Agreement.

As of the date hereof, $350,000,000 Q1 2022 Term Loans are outstanding. Upon the effectiveness hereof: (i) the Q1 2022 Delayed Draw Term Loan Commitments are hereby terminated and of no further force and effect; (ii) the aggregate principal amount of Q1 2022 Loans will be rolled over to the below-defined May 2022 Incremental Revolving Loan Commitments and shall be outstanding thereunder as May 2022 Revolving Loans (as defined below); and (iii) the Borrower agrees to pay to the Administrative Agent (on behalf of the Q1 2022 Lenders), on the date hereof, all accrued and unpaid fees in respect of the Q1 2022 Delayed Draw Term Loan Commitments.

The Borrower has requested Incremental Revolving Loan Commitments in the aggregate amount of $450,000,000 (the “May 2022 Incremental Revolving Loan Commitments”; Loans thereunder, the “May 2022 Revolving Loans”). May 2022 Incremental Revolving Loan Commitments will be outstanding and available during the period beginning on the date hereof and ending on August 31, 2022 (the “May 2022 Extension Period”). Each of U.S. Bank National Association and Farm Credit Mid-America, PCA hereby agrees, by its execution hereof, to extend May 2022 Incremental Revolving Loan Commitments in an amount equal to $225,000,000 (each, a “May 2022 Lender”). The Q1 2022 Loans rolled over as May 2022 Revolving Loans shall be shared ratably between the May 2022 Lenders.

May 2022 Revolving Loans will be extended ratably by the May 2022 Lenders based on their respective May 2022 Incremental Revolving Loan Commitments. No May 2022 Revolving Loans shall be extended after the May 2022 Extension Period expires. May 2022 Revolving Loans shall be requested in the same way Revolving Loans are requested under Section 2.8 of the Credit Agreement, and shall be subject to the minimum borrowing amount requirements of Section 2.6 of the Credit Agreement. Any Note evidencing a May 2022 Incremental Revolving Loan Commitment shall be in form and substance similar to Exhibit D-2 to the Credit Agreement. All May 2022 Revolving Loans (including all accrued and unpaid interest in respect thereof) shall be repaid in their entirety no later than the last day of the May 2022 Extension Period. Subject to the remainder hereof, all accrued and unpaid commitment fees shall be fully paid no later than the last day of the May 2022 Extension Period.

Interest and commitment fees shall accrue in respect of the May 2022 Revolving Loans and May 2022 Incremental Revolving Loan Commitments pursuant to Sections 2.5 and 2.10 of the Credit Agreement at the same rates, with the same payment dates and notice requirements, and otherwise on terms and conditions to which Five-Year Revolving Commitments and Five-Year Revolving Loans are subject. The Borrower may from time to time permanently reduce or terminate the amount of undrawn May 2022 Incremental Revolving Loan Commitments in the same way the Borrower may reduce undrawn Five-Year Revolving Commitments. Schedule 1 to the Credit Agreement (the Schedule of Commitments) is hereby modified to include the May 2022 Incremental Revolving Loan Commitments. No Increasing Lender Supplement shall be required to be delivered in connection with a May 2022 Incremental Revolving Loan Commitment. The May 2022 Incremental Revolving Loan Commitments and May 2022 Revolving Loans, subject to the foregoing, shall be governed by and subject to the Credit Agreement to the same extent other Loans are governed thereby and subject thereto, including, without limitation, the draw requirements of Section 4.2 of the Credit Agreement.

Section 2.    Conditions Precedent. The effectiveness of this Amendment and the amendments and other agreements contemplated hereby is subject to the satisfaction of the following conditions precedent:

(a)     Documentation. The Administrative Agent shall have received this Amendment, duly executed and delivered by the Borrower, the Guarantors, the Administrative Agent, and the May 2022 Lenders.
(b)    Fees and Expenses. The Borrower shall have paid all fees payable to each of the Administrative Agent and the other Lenders party hereto pursuant to the terms hereof and the fee letter among the Borrower, U.S. Bank and Farm Credit Mid-America, PCA delivered in connection herewith, in each case to the extent due and payable on the date hereof. In addition, the Borrower shall have paid all fees and expenses of the Administrative Agent required to be reimbursed in connection herewith pursuant to the Credit Agreement.

Section 3.    Representations and Warranties.

(a)    In order to induce the Administrative Agent and the Lenders party hereto to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders party hereto as follows:

    (i)    The representations and warranties contained in Article V of the Credit Agreement are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty is true and correct in all respects on and as of such earlier date and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty is true and correct in all material respects on and as of such earlier date.

(ii)    There exists no Default or Event of Default, nor would a Default or Event of Default result from this Amendment or the incurrence of any Indebtedness in connection herewith.

(iii)    The Borrower is in compliance with Section 6.4 of the Credit Agreement immediately before and immediately after giving effect to this Amendment.

(b)    In order to induce the Administrative Agent and the Lenders party hereto to enter into this Amendment, each of the Borrower and each Guarantor represents and warrants to the Administrative Agent and the Lenders party hereto that this Amendment has been duly authorized, executed and delivered by it and sets forth the legal, valid and binding obligations of the Borrower or such Guarantor, respectively, and is enforceable against the Borrower and such Guarantor, respectively, in accordance with its terms.

Section 4.    Miscellaneous.

    (a)    Ratification and Confirmation of Loan Documents. Each of the Borrower and each Guarantor hereby consents, acknowledges and agrees to the amendments and other agreements set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which such Person is a party (including without limitation, with respect to each Guarantor, the continuation of its payment and performance obligations under the Guaranty), in each case after giving effect to the amendments and other agreements contemplated hereby.

    (b)    Fees and Expenses. Without limiting the generality of Section 2(b) above or the fee letter delivered together herewith, the Borrower shall pay all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable out-of-pocket fees, disbursements and charges of outside counsel for the Administrative Agent.

    (c)    Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

    (d)    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (but giving effect to federal laws applicable to national banks), and shall be further subject to the provisions of Sections 15.2 and 15.3 of the Credit Agreement.

    (e)    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission (including .pdf file) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the E-SIGN Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act (UETA). Each party hereto may rely on any such electronic signatures without further inquiry.

    (f)    Entire Agreement. This Amendment and the other Loan Documents (collectively, the “Relevant Documents”) set forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise except in writing in accordance with Section 8.3 of the Credit Agreement.

    (g)    Severability of Provisions. Any provision in this Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.

(h)    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (subject to Article XII of the Credit Agreement).
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    The following parties have caused this Amendment to be executed as of the date first written above.

                    BORROWER:

THE ANDERSONS, INC.

By:
Name:
Title:

GUARANTORS:

THE ANDERSONS EXECUTIVE SERVICES LLC

By:
Name:
Title:

THE ANDERSONS PLANT NUTRIENT LLC

By:
Name:
Title:

THE ANDERSONS ETHANOL LLC

By:
Name:
Title:

LANSING TRADE GROUP, LLC

By:
Name:
Title:

PLANT NUTRIENT OPERATIONS LLC

By:
Name:
Title:

Signature Page to Incremental Revolving Loan Amendment
The Andersons Credit Agreement (2022)

U.S. BANK NATIONAL ASSOCIATION,
as LC Issuer and as Administrative Agent

By: _________________________ Name: Title:

Signature Page to Incremental Revolving Loan Amendment
The Andersons Credit Agreement (2022)

U.S. BANK NATIONAL ASSOCIATION, as a May 2022 Lender By: _________________________ Name: Title:

Signature Page to Incremental Revolving Loan Amendment
The Andersons Credit Agreement (2022)

FARM CREDIT MID-AMERICA, PCA, as a May 2022 Lender By: _________________________ Name: Title:

Signature Page to Incremental Revolving Loan Amendment
The Andersons Credit Agreement (2022)